                                                                     EXHIBIT 21
                                                                    Page 1 of 2

                        SUBSIDIARIES OF THE REGISTRANT

                                                              State in which
                                                          Incorporated or Country
Name of Company                                             in which Organized
---------------                                           -----------------------
Colgate (Guangzhou) Co. Ltd.                                  China
Colgate Oral Pharmaceuticals, Inc.                            Delaware
Colgate-Palmolive A.B.                                        Sweden
Colgate-Palmolive Argentina S.A.                              Argentina
Colgate-Palmolive A/S                                         Denmark
Colgate-Palmolive Belgium S.A.                                Belgium
Colgate-Palmolive (B) Sdn. Bhd.                               Brunei
Colgate-Palmolive Canada, Inc.                                Canada
Colgate-Palmolive (Central America), Inc.                     Delaware
Colgate-Palmolive (Centro America) S.A.                       Guatemala
Colgate-Palmolive Cia.                                        Delaware
Colgate-Palmolive Compania Anonima                            Venezuela
Colgate-Palmolive Company, Distr.                             Puerto Rico
Colgate-Palmolive do Brasil Ltda.                             Brasil
Colgate-Palmolive (Dominican Republic), Inc.                  Delaware
Colgate-Palmolive (Eastern) Pte. Ltd                          Singapore
Colgate-Palmolive Espana, S.A.                                Spain
Colgate-Palmolive Europe S.A.                                 Belgium
Colgate-Palmolive Europe SARL                                 France
Colgate-Palmolive France, S.A.                                France
Colgate-Palmolive G.m.b.H.                                    Germany
Colgate-Palmolive Gesellschaft G.m.b.H.                       Austria
Colgate-Palmolive (Guangzhou) Co., Ltd.                       China
Colgate-Palmolive (H.K.) Limited                              Hong Kong
Colgate-Palmolive, Inc.                                       Delaware
Colgate-Palmolive (India) Limited                             India
Colgate-Palmolive International Incorporated                  Delaware
Colgate-Palmolive Italia S.r.l.                               Italy
Colgate-Palmolive Limited                                     New Zealand
Colgate-Palmolive (Malaysia) Sdn Bhd                          Malaysia
Colgate-Palmolive (Marketing) Sdn Bhd                         Malaysia
Colgate-Palmolive Mennen Limited                              United Kingdom
Colgate-Palmolive Nederland B.V.                              Netherlands
Colgate-Palmolive (Nepal) Private Limited                     Nepal
Colgate-Palmolive Norge A/S                                   Norway
Colgate-Palmolive (Poland) Sp. z 0.0.                         Poland
Colgate-Palmolive Pty Limited                                 Australia
Colgate-Palmolive (Research & Development), Inc.              Delaware
Colgate-Palmolive, S.A.                                       Portugal
Colgate-Palmolive, S.A. de C.V.                               Mexico
Colgate-Palmolive Temizlik Urunleri Sanayi ve Ticart S.A.     Turkiye
Colgate-Palmolive (Thailand) Ltd.                             Thailand
Colgate-Palmolive (U.K) Limited                               United Kingdom
Colgate-Palmolive (Uruguay), Inc.                             Delaware

                                                                     EXHIBIT 21
                                                                    Page 2 of 2

                                                          State in which
                                                      Incorporated or Country
  Name of Company                                       in which Organized
  ---------------                                     -----------------------
  Cotelle S.A.                                            France
  CPIF Venture, Inc.                                      Delaware
  Hawley & Hazel Chemical Co. (H.K.) Ltd.                 Hong Kong
  Hawley & Hazel Chemical Company (Zhongshou) Limited     China
  Hawley & Hazel Chemical (Taiwan) Corporation Ltd.       Taiwan
  Hill's Pet Nutrition Canada Inc.                        Canada
  Hill's Pet Nutrition Espana, S.L.                       Spain
  Hill's Pet Nutrition GmbH                               Germany
  Hill's Pet Nutrition, Inc.                              Delaware
  Hill's Pet Nutrition Ltd.                               United Kingdom
  Hill's Pet Nutrition Manufacturing, B.V.                Netherlands
  Hill's Pet Nutrition Sales, Inc.                        Delaware
  Hill's Pet Nutrition S.p.A.                             Italy
  Hill's Pet Nutrition SAV                                France
  Hill's Pet Products, Inc.                               Delaware
  Hill's-Colgate (Japan) Ltd.                             Japan
  Inmobiliara Hills, S.A. de C.V.                         Mexico
  Innovacion Creativa, S.A. de C.V.                       Mexico
  Kolynos Corporation                                     Delaware
  Kolynos do Brasil Ltda                                  Brazil
  Mission Hills, S.A. de C.V.                             Mexico
  Pet Chemicals Inc.                                      Florida
  P.T. Hawley & Hazel Indonesia                           Indonesia
  Softsoap Enterprises, Inc.                              Massachusetts
  Vipont Pharmaceutical, Inc.                             Delaware
  Yangzhou Colgate Sanxiao Co., Ltd.                      China

There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.